Exhibit 4.1

NUMBER		SHARES
RBC 0068	ReGen Biologics, Inc.
A DELAWARE CORPORATION
COMMON STOCK		CUSIP 75884M 10 4

THIS CERTIFIES THAT		SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

ReGen Biologics, Inc.

(the “Company”), transferable in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The holder hereof accepts said shares of common stock with notice of, and subject to, the provisions of the Company’s Certificate of Incorporation and Bylaws and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

[SIG]	ReGen Biologics, Inc.	[SIG]
[Seal]
SECRETARY	DELAWARE	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED: EquiServe Trust Company, N.A.
TRANSFER AGENT AND REGISTRAR

AUTHORIZED OFFICER

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT–	________Custodian___________
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act___________
(State)

Additional abbreviations may also be used though not in the above list.

For value received_______________________________________________________hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of assignee, if any

Please print or typewrite name and address including postal zip code of assignee

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion program approved by the Securities Transfer Association, Inc.